                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials           [ ]  Soliciting Materials Under
[ ]  Confidential, for use of the Commission        Rule 14a-12
     only (as permitted by Rule 14a-6(e)(2))



                           COVER-ALL TECHNOLOGIES INC.
   -------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
                                                                        --------

     2)  Aggregate number of securities to which transaction applies:
                                                                     -----------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
                                                         -----------------------

     5)  Total fee paid:
                        --------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:
                                ------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
                                                      --------------------------

     3)  Filing Party:
                      ----------------------------------------------------------

     4)  Date Filed:
                    ------------------------------------------------------------

                           COVER-ALL TECHNOLOGIES INC.


JOHN ROBLIN
Chairman of the Board of Directors,
President and Chief Executive Officer


                                                                     May 6, 2002

To All Cover-All Stockholders:

     I cordially invite you to attend the Annual Meeting of Stockholders which will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, 1 International Boulevard, Mahwah, New Jersey 07495, on Thursday, June 20, 2002 at 9:30 a.m., local time.

     The annual election of directors will take place at the Meeting. Personal information about the nominees for the Board of Directors as well as information about the functions of the Board and its committees are contained in the Proxy Statement.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to complete, sign, date and mail the accompanying form of Proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Meeting in person. The Proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting. The prompt return of the Proxy will be of assistance in preparing for the Meeting and your cooperation in this respect will be greatly appreciated.

     Please read the formal notice of the Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your Proxy in the enclosed envelope. Your vote is important, and the management of Cover-All Technologies Inc. appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                         Sincerely,



                         JOHN ROBLIN
                         CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           COVER-ALL TECHNOLOGIES INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------


TO THE STOCKHOLDERS OF COVER-ALL TECHNOLOGIES INC.:

     The Annual Meeting of Stockholders of Cover-All Technologies Inc., a Delaware corporation (the "Company"), will be held on June 20, 2002 at 9:30 a.m., local time, at the Sheraton Crossroads Hotel, Crossroads Corporate Center, 1 International Boulevard, Mahwah, New Jersey 07495, to consider and act upon the following:

     1. To elect the class of directors consisting of two directors to serve for a term of three years and until their successors shall have been duly elected and qualified ("Proposal No. 1"); and

     2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     Stockholders of record at the close of business on April 24, 2002, which is the record date for the Meeting, are entitled to receive notice of, and to vote at, the Meeting and at any adjournments thereof. A Proxy and a Proxy Statement for the Meeting are enclosed.

     All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors of the Company, to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may revoke their Proxies and vote their shares in person.

                                      By Order of the Board of Directors,

                                      ANN F. MASSEY
                                      SECRETARY

Date:  May 6, 2002

--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                           COVER-ALL TECHNOLOGIES INC.

                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 20, 2002

                              --------------------

                                     GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cover-All Technologies Inc., a Delaware corporation (the "Company"). These proxies will be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, 1 International Boulevard, Mahwah, New Jersey 07495, on June 20, 2002 at 9:30 a.m., local time, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is May 6, 2002.


                       VOTING SECURITIES AND VOTE REQUIRED

     Stockholders of record as of the close of business on April 24, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. As of the Record Date, there was only one class of voting securities of the Company outstanding, that being Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming a quorum is present, the nominees for directors receiving a plurality of the votes cast at the Meeting shall be elected.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect EXCEPT that votes withheld will be counted toward determining the presence of a quorum for the transaction of business.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals EXCEPT the election of directors. With respect to proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have no effect on the outcome of any other proposals. The treatment of abstentions and broker "non-votes" is consistent with applicable Delaware law and the Company's By-Laws.

     As of April 24, 2002, 15,335,718 shares of the Company's Common Stock were outstanding.


                                VOTING OF PROXIES

     Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends in person. When the enclosed form of Proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as Proxies in accordance with the stockholder's direction. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. The enclosed Proxy confers discretionary authority to vote with respect to the transaction of such other business of a procedural nature or incidental to the Meeting as may properly come before the Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment. Any stockholder executing a form of Proxy may revoke that Proxy or may submit a revised form of Proxy at any time before it is voted. A stockholder may also vote by ballot at the Meeting, thereby canceling any Proxy previously returned.

                          SECURITY OWNERSHIP OF CERTAIN
          BENEFICIAL OWNERS, DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table contains information as of March 31, 2002 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a director or who is a nominee to be a director of the Company, (iii) the executive officers for whom information is included in the Summary Compensation Table, and (iv) all persons as a group who are directors and executive officers of the Company, and as to the percentage of outstanding shares held by such persons on that date.

                                                                           Amount Beneficially     Percent of
Name and Address                           Status of Beneficial Owner           Owned (1)          Class (2)
--------------------------------------   ------------------------------    --------------------    ----------
Mark D. Johnston                         Director                             3,172,464 (3)           19.6%

BFS US Special Opportunities Trust       Beneficial Owner of more than        1,400,000 (4)            8.4%
 PLC                                      5% of the Company's Common
 c/o Renaissance Capital Group, Inc.      Stock
 8080 N. Central Expressway
 Suite 210, LB-59
 Dallas, Texas 75206

Renaissance US Growth & Income Trust     Beneficial Owner of more than        1,400,000 (5)            8.4%
 PLC                                      5% of the Company's Common
 8080 N. Central Expressway               Stock
 Suite 210, LB-59
 Dallas, Texas 75206

Atlantic Employers Insurance Company     Beneficial Owner of more than        1,238,273                8.1%
 1601 Chestnut Street, TL44D              5% of the Company's Common
 Philadelphia, PA 19101                   Stock

John Roblin                              Chairman of the Board of             1,110,000 (6)            6.8%
                                          Directors, President and
                                          Chief Executive Officer

Earl Gallegos                            Director                               446,500 (7)            2.8%

Robert A. Marshall                       Director                                 8,500 (7)            *

Russell Cleveland                        Director                             2,808,500 (8)           15.5%

Maryanne Z. Gallagher                    Chief Operating Officer                202,645 (9)            1.3%

Frank R. Orzell                          Senior Vice President                   67,000 (7)            *

Ann F. Massey                            Chief Financial Officer                 50,200 (7)            *

All current directors and executive                                           7,865,809 (10)          38.0%
  officers as a group (8 persons)

---------------

* Less than one percent.

(1) Includes options exercisable within sixty (60) days of the date as of which beneficial ownership is determined, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Based upon 15,335,718 total outstanding shares of Common Stock on March 31, 2002, plus shares of Common Stock that may be acquired by the person or group indicated pursuant to any options or warrants exercisable within sixty (60) days.

(3) Mr. Johnston owns an aggregate of 3,172,464 shares of Common Stock as follows: Software Investments Ltd. (of which Mr. Johnston is the sole stockholder) beneficially owns 1,688,964 shares of Common Stock; Vault Management Ltd. (of which Mr. Johnston is the sole stockholder) beneficially owns 1,280,000 shares of Common Stock, including 640,000 shares of Common Stock that may be acquired pursuant to the exercise of outstanding warrants; and Mr. Johnston individually beneficially owns 203,500 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(4) Based upon information contained in its report on Schedule 13D filed with the Securities and Exchange Commission on January 25, 2002, BFS US Special Opportunities Trust ("BFS US") beneficially owns 1,400,000 shares of Common Stock receivable upon conversion of the Company's 8% Convertible Debentures due July 2008. BFS US reported that it has sole voting power and sole dispositive power with respect to 1,400,000 shares.

(5) Based upon information contained in its report on Schedule 13D filed with the Securities and Exchange Commission on January 25, 2002, Renaissance US Growth & Income Trust PLC ("Renaissance US Growth") owns 1,400,000 shares of Common Stock receivable upon conversion of the Company's 8% Convertible Debentures due July 2008. Renaissance US Growth reported that it has sole voting power and sole dispositive power with respect to 1,400,000 shares.

(6) Represents 185,000 shares of Common Stock, 725,000 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options, and 200,000 shares of Common Stock receivable upon conversion of the Company's 8% Convertible Debentures due July 2008. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(7) Represents shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.

(8) Represents 8,500 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options and 1,400,000 shares of Common Stock beneficially owned by BFS US and 1,400,000 shares of Common Stock beneficially owned by Renaissance US Growth. Mr. Cleveland is President and Chief Executive Officer of Renaissance Capital Group, Inc., the investment adviser for BFS US and Renaissance US Growth. Mr. Cleveland disclaims beneficial ownership as to the shares beneficially owned by BFS US and Renaissance US Growth. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(9) Represents 10,395 shares of Common Stock and 192,250 shares of Common Stock that may be acquired pursuant to the exercise of outstanding stock options.

(10) Includes 2,341,450 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options and warrants and 3,000,000 shares of Common Stock receivable upon conversion of the Company's 8% Convertible Debentures due July 2008.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     There are five members of the Board of Directors of the Company classified into three classes, with the three-year term of office of each class expiring at the meeting of stockholders in successive years, upon the election and qualification of successor classes. The term of office of two directors will expire at the Meeting. The Directors in the class subject to election will be elected to serve for a term of three years or until their successors shall have been elected and qualified. In March 2002, Mr. James R. Stallard passed away. Mr. Stallard served as a director of the Company since 1996. Mr. Stallard was a member of the class of directors whose terms expire in 2004. At this time, the Board of Directors of the Company has not appointed a director to fill the seat formerly held by Mr. Stallard.

     The nominees for the class to be elected at the Meeting are Earl Gallegos and Mark D. Johnston. Mr. Gallegos was named a director of the Company in 1997 and Mr. Johnson was named a director of the Company in 1996.

     The Company's By-Laws provide for eight members of the Board of Directors. There were three vacancies as of the Record Date.

     Proxies may not be voted for a greater number of persons than the one nominee named. Unless otherwise indicated, all proxies received will be voted in favor of the election to the Board of Directors of the nominees named above. Should the nominee not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereby may be voted for substitute nominees selected by the Board of Directors. The nominees for director receiving a plurality of the votes cast at the Meeting shall be elected. Shares represented by Proxy as to which authority to vote for a named nominee is properly "withheld" will not be counted either "for" or "against" in determining a plurality for such nominees.

     The following table lists the names of the directors and the nominees for Director, their ages, their current positions with the Company and the expiration dates of their terms as directors of the Company.


      Name                                       Age            Position                  Term as Director Expires
      ----                                       ---            --------                  ------------------------
John Roblin................................      57       President, Chief Executive           2003
                                                          Officer and Chairman of the
                                                          Board of Directors
Russell Cleveland..........................      63       Director                             2004
Earl Gallegos*.............................      44       Director                             2002
Mark D. Johnston*..........................      45       Director                             2002
Robert A. Marshall.........................      61       Director                             2003

-----------------

* Term of class expires at the Meeting. Director indicated is a nominee for re-election.

     JOHN ROBLIN has served as President and Chief Executive Officer of the Company since December 1999 and as a director since March 2000. He was named Chairman of the Board of Directors in February 2001. Prior to joining the Company, Mr. Roblin was Chief Information Officer and Senior Vice President for CIGNA Property and Casualty, positions he held since 1998. From 1994 until 1998, he was Chief Information Officer and Senior Vice President for Advanta Corporation. Prior to 1994, he was the Chief Information Officer at Chubb & Son, USF&G and Traveler's Personal Lines Division.

     EARL GALLEGOS was named a director of the Company in March 1997. From 1987 to 1994, Mr. Gallegos was an Executive Vice President of Operations for Pacific Rim Assurance Company. Mr. Gallegos spent seven years working within all aspects of the workers' compensation insurance company. In July 1994, Mr. Gallegos founded his own consulting firm, Earl Gallegos Management, LLC, in which he performs management consulting within the insurance and software industries. Some of his larger projects include implementation and management of a software system to support a statewide managed care program and the founding of a twenty-four hour managed care company in the state of California. He has served as a director of Fidelity National Information Solutions since its inception in August 2001. Mr. Gallegos also serves as a managing director of Cyberstarts, Inc., a privately held technology holding company and as a director of the following companies: Bridium, Inc., a privately held technology firm; Zytalis, Inc., a privately held IT professional services firm; and eGovNet, Inc., a privately held government technology services firm.

     MARK D. JOHNSTON was named a director of the Company in 1996. Mr. Johnston has served as Chairman of the Board of Directors from November 1999 until February 2001 and has served as the Interim Chief Financial Officer from March

2000 to February 2001. Mr. Johnston also served as Chief Financial Officer on an interim basis from March 1997 until January 1998. Mr. Johnston is an executive director of Software Investments Limited ("SIL"), Vault Management Limited ("Vault") and Care Corporation Limited ("Care"), all of which are British Virgin Islands corporations. Mr. Johnston was named to the Board of Directors of the Company pursuant to the terms of a Stock Purchase Agreement dated as of March 31, 1996 among the Company, SIL and Care. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     ROBERT A. MARSHALL was named a director of the Company in April 2001. Mr. Marshall was President and Chief Operating Officer of Arcadia Financial, Ltd. from 1999 to 2000. From 1997 to 1998, he was an independent consultant to various companies within the financial services industry. From 1988 to 1997, Mr. Marshall was employed by Advanta Corporation where he held various senior management positions such as President of the Credit Card Division, President of Advanta National Bank and Corporate Executive Vice President.

     RUSSELL CLEVELAND was named a director of the Company in July 2001. Mr. Cleveland has been the President, Chief Executive Officer, sole Director and majority shareholder of Renaissance Capital Group, Inc., a Texas corporation, since 1973. He is also President, Chief Executive Officer and a Class Three director of Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation, where he has been an officer and director since 1994. He is a Chartered Financial Analyst with over 35 years experience as a specialist in investments for smaller capitalization companies. Mr. Cleveland has served as President of the Dallas Association of Investment Analysts. Mr. Cleveland also serves on the Boards of Directors of Renaissance US Growth & Income PLC, Bentley Pharmaceuticals, Inc., Integrated Security Systems, Inc. and Tutogen Medical, Inc. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     In addition to Mr. Roblin, who is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, Maryanne Z. Gallagher is Chief Operating Officer, Frank R. Orzell is Senior Vice President, and Ann F. Massey is the Chief Financial Officer and Secretary.

     MARYANNE Z. GALLAGHER (age 40) has served as Chief Operating Officer since February 2001. Prior to that position, Ms. Gallagher served as Senior Vice President since January 2000. From November 1998 until December 1999, Ms. Gallagher served as the Company's Vice President - Customer Service. Ms. Gallagher joined the Company in 1990 and has held various development and support positions in its Classic division through 1998.

     FRANK R. ORZELL (age 65) has served as the Company's Senior Vice President since April 2002. Mr. Orzell served as the Company's Chief Marketing Officer from March 2001 through April 2002. Mr. Orzell has served both as management consultant and executive with some of the world's leading insurance organizations. He participated in all aspects of information technology from concept to working result, from in-house development to software acquisition and outsourcing. From 1999 to 2000, Mr. Orzell was Vice President of ACE INA where he was responsible for the firm's global e-business initiatives. In 1999, Mr. Orzell served as Vice President, Specialty Systems for Cigna Property & Casualty Insurance. From 1998 to 1999, Mr. Orzell served as Vice President, Financial Services Consulting for The Concours Group. From 1996 to 1998, Mr. Orzell was Senior Vice President of Technology Solutions Company. Prior to 1996, he held various senior management positions with such consulting firms as Booz, Allen & Hamilton, CSC/Index and Coopers & Lybrand.

     ANN F. MASSEY (age 44) has served as the Company's Chief Financial Officer since February 2001 and has served as the Company's Corporate Secretary since April 1997. In March 1997, Ms. Massey was appointed Controller of the Company and in March 1996, she was appointed Assistant Treasurer of the Company. From 1994 until February 1996, Ms. Massey served as Assistant Controller for the insurance services division of the Company. Prior to 1994, Ms. Massey served as the Company's Accounting Manager.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES.

                        BOARD OF DIRECTORS AND COMMITTEES

     There were eight meetings of the Board of Directors of the Company held during the last fiscal year. All current directors attended at least 83% of the total number of meetings of the Board and all committee meetings of the Board on which the director served.

     The Board of Directors has standing Compensation and Audit Committees. The full Board of Directors administers each of the 1994 Non-Qualified Stock Option Plan for Consultants, the 1994 Stock Option Plan for Independent Directors and the 1995 Employee Stock Option Plan, as amended (collectively, the "Stock Option Plans"). The Company does not have a standing nominating committee.

     The members of the Compensation Committee are Messrs. Roblin, Johnston and Marshall. The principal function of the Compensation Committee is to review current and proposed employment arrangements with existing and prospective senior employees. The Compensation Committee did not meet during the fiscal year ended December 31, 2001.

     During the fiscal year 2001, the Audit Committee of the Board of Directors of the Company was composed of three directors, Messrs. Stallard, Gallegos and Marshall. Messrs. Stallard, Gallegos and Marshall were considered independent by the listing standards of the National Association of Securities Dealers. The Audit Committee operates under a written charter adopted by the Board of Directors on June 9, 2000. The Audit Committee's principal functions are to assist the Board of Directors in its oversight responsibilities with respect to
(i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission; (ii) the system of internal accounting and financial controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between the independent accountants, financial management and the Board of Directors. During the fiscal year ended December 31, 2001, the Audit Committee met four times.

     In administering the Stock Option Plans, the Board of Directors' principal function is to administer the respective plans, including selecting the employees, consultants and directors to whom options will be granted, determining the number, terms and conditions of options to be granted to any such employee, consultant or director when options are to be granted, and establishing rules and regulations for the administration of the respective plans.


                          REPORT OF THE AUDIT COMMITTEE

     Each year, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has met and held discussions with management and Moore Stephens, P.C., the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Moore Stephens, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Moore Stephens, P.C.'s judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

     Moore Stephens, P.C. also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Moore Stephens, P.C. that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                  Earl Gallegos
                                  Robert A. Marshall
                                  (members of the Audit Committee)

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 31, 1996, the Company was granted by Care Corporation Limited ("Care") the exclusive license for the Care software systems for use in the worker's compensation claims administration markets in Canada, Mexico and Central and South America (the "Care Software License"). Mr. Mark D. Johnston, a director of the Company, was the holder of the majority of the capital stock (approximately 65%) at such time of Care. After the Company made a strategic decision to allocate its future resources to its TAS 2000 and Classic product lines rather than the product line obtained via the Care Software License, on March 31, 1998, the Company negotiated and consummated a buy back by Care of the Care Software License. For the buy back of the Care Software License by Care, the Company received $500,000 on March 31, 1998 and a $4,500,000 non-interest bearing non-recourse (except as to collateral) note (the "Note") payable in semi-annual installments of $500,000 which, when discounted, resulted in a principal amount of the note of $3,893,054.

     After making all required payments under the Note until such time, Care failed to make the scheduled payment of $250,000 due December 31, 2000. On January 16, 2001, the Company announced that Care had defaulted on its obligation to pay the Company its semi-annual principal payment owed under the Note. The Company exercised its right to accelerate all remaining amounts due under the Note, which totaled $2,250,000. The pledge agreement between the Company and Care provided that in the event of a default by Care, the Company could look to and proceed against for payment Care's 2,500,000 shares of the Company's Common Stock pledged to and held by the Company as collateral for the Note. In addition, the Company announced that pursuant to the pledge agreement, the Company on January 16, 2001 transferred and registered in its name as treasury stock the 2,500,000 shares of the Company's Common Stock owned by Care. The difference between the value of the treasury stock and the undiscounted current and discounted long-term portions of the Care note of $1,405,924 was recorded as a loss of $262,870 in the fourth quarter of 2000 and $1,143,054 as a charge to capital in excess of par value at December 31, 2000 to offset the same amount recorded in March 31, 1998.

     On June 28, 2001, the Company raised $1,800,000 through a private placement of 8.00% convertible debentures with investors headed by the Renaissance Capital Group, Inc. of Dallas, Texas ("Renaissance"). An aggregate of $1,400,000 was sold to the Renaissance US Growth and Income Trust PLC (traded on the London Stock Exchange) and BFS US Special Opportunities Trust PLC, which are managed by Renaissance. Also, an aggregate of $400,000 was sold to three other private investors including John Roblin, Chairman of the Board, President and Chief Executive Officer of the Company. The 8.00% convertible debentures are convertible into shares of Common Stock initially at $0.50 per share, subject to adjustment according to the terms of the respective loan agreements. Mr. Russell Cleveland, President and Chief Executive Officer of Renaissance, was named a director of the Company after the consummation of the transaction.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     The following table lists the current and former directors, officers and beneficial owners of more than 10% of the outstanding Common Stock (each a "Reporting Person") that failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year, the number of late reports, the number of transactions that were not reported on a timely basis and any known failure to file a required Form by each Reporting Person:

                                             Transactions         Known Failures
Reporting Person        Late Reports       Untimely Reported       to File Forms
----------------        ------------       -----------------       -------------

Ann F. Massey                 1                    0                     0

Robert A. Marshall            1                    0                     0

Frank R. Orzell               1                    0                     0

     Except as set forth above, the Company believes that during the fiscal year ended December 31, 2001, its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4, and 5 furnished to the Company during, or with respect to, its last fiscal year.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The following table summarizes all compensation earned or paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the fiscal years ended December 31, 2001, 2000 and 1999.

                                              ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                  ----------------------------------------- ----------------------------------------
                                                                                     AWARDS              PAYOUTS
                                                                            ------------------------  --------------
                                                                             RESTRICTED   SECURITIES
        NAME AND                                               OTHER ANNUAL     STOCK     UNDERLYING        LTIP
   PRINCIPAL POSITION      YEAR       SALARY        BONUS      COMPENSATION   AWARD(S)     OPTIONS        PAYOUTS
   ------------------      ----       ------        -----      ------------   --------     -------        -------
John Roblin (1)            2001     $253,980     $      --        $ 8,290 (2)       --     500,000          --
  Chairman of the Board    2000      240,000            --             --       25,000     125,000          --
  of Directors, President  1999        9,231            --             --           --     250,000          --
  and Chief Executive
  Officer

Maryanne Z. Gallagher      2001      169,808            --             --           --      75,000          --
  Chief Operating          2000      150,577            --             --           --     125,000          --
  Officer                  1999      115,000         7,500             --           --          --          --


Frank R. Orzell (3)        2001      121,154            --         52,308 (4)       --     100,000          --
  Senior Vice President    2000           --            --             --           --          --          --
                           1999           --            --             --           --          --          --


Ann F. Massey              2001      108,096            --             --           --      50,000          --
  Chief Financial          2000       92,192            --             --           --      10,000          --
  Officer                  1999       83,896            --             --           --          --          --


--------------------
(1)  Mr. Roblin commenced employment with the Company on December 20, 1999.

(2)  Represents an automobile allowance.

(3)  Mr. Orzell commenced employment with the Company on April 9, 2001.

(4) Represents amounts payable to Mr. Orzell in consideration of Mr. Orzell's consulting services from February 26, 2001 to April 6, 2001 and compensation to Mr. Orzell for reimbursement of moving expenses.

Grants and Exercises of Stock Options

     The following table sets forth certain information with respect to stock options granted during the 2001 fiscal year to the executive officers of the Company listed in the Summary Compensation Table. The table also discloses the gain or "spread" that would be realized if the options granted were exercised on the expiration date assuming the Company's stock price had appreciated by the percentage levels indicated annually from the market price on the date of grant.

                                              Individual Grants
                           -------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                            NUMBER OF      % OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                            SECURITIES      OPTIONS                                   STOCK PRICE APPRECIATION
                            UNDERLYING     GRANTED TO     EXERCISE                         FOR OPTION TERM
                             OPTIONS      EMPLOYEES IN     PRICE       EXPIRATION   ----------------------------
          NAME               GRANTED      FISCAL YEAR      ($/SH)         DATE            5%            10%
------------------------   ------------  --------------  ----------   ------------  -------------  -------------
John Roblin                  500,000         52.7%         .3438         1/24/06        $47,500       $104,950

Maryanne Gallagher            75,000          7.9%         .3100         4/11/06          6,420         14,198

Frank R. Orzell              100,000         10.5%         .3100         4/11/06          8,560         18,930

Ann F. Massey                 50,000          5.3%         .3100         4/11/06          4,280          9,465

     The following table sets forth outstanding stock options held by the executive officers of the Company listed in the Summary Compensation Table at December 31, 2001.

                               NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                           UNEXERCISED OPTIONS AT FISCAL YEAR-END              AT FISCAL YEAR-END (1)
                          ----------------------------------------  -------------------------------------------
          NAME                    EXERCISABLE/UNEXERCISABLE                  EXERCISABLE/UNEXERCISABLE
-----------------------   ----------------------------------------  -------------------------------------------
John Roblin                            575,000/300,000                                  $0/0

Maryanne Gallagher                     150,500/49,500                                   0/0

Frank R. Orzell                         34,000/66,000                                   0/0

Ann F. Massey                           32,000/33,000                                   0/0

---------------
(1) Based upon the fair market value of $.26 of the Company's Common Stock on December 31, 2001 on the OTC Bulletin Board.

Employment Agreements of Executive Officers

     On January 25, 2001, the Company entered into an employment agreement to employ John Roblin as Chairman of the Board, President and Chief Executive Officer pursuant to which the Company agreed to pay compensation to Mr. Roblin consisting of (i) $252,000 per year (to be increased to $264,000 for the period from January 1, 2002 to December 31, 2002 and to $277,830 for the period from January 1, 2003 to December 31, 2003) plus a performance based bonus; and (ii) options to purchase 500,000 shares of Common Stock, exercisable at the fair market value as of January 25, 2001, $0.3438 per share, pursuant to an incentive stock option agreement. This Agreement superseded and replaced the Employment Agreement dated December 20, 1999 except for the following provisions: (a) the provisions regarding Equity Interests, which provides that the Company shall (i) issue to Mr. Roblin 25,000 shares of Common Stock; (ii) grant Mr. Roblin five-year options to purchase 250,000 shares of Common Stock in accordance with an incentive stock option agreement; and (iii) grant Mr. Roblin options to purchase 125,000 shares of Common Stock, exercisable at the fair market value as of February 16, 2000, $1.125 per share, pursuant to an incentive stock option plan; and (b) the provisions regarding investment representations, legends and stop orders.

Compensation Committee Interlocks and Insider Participation

     During 2001, the Compensation Committee consisted of Messrs. Roblin, Marshall and Johnston. Since December 1999, Mr. Roblin has served as President and Chief Executive Officer of the Company. None of Mr. Roblin, Mr. Marshall or Mr. Johnston has served as a director or executive officer of another corporation that has a director or executive officer serving on the Company's Board of Directors.

Compensation of Directors

     In 2001, the following outside directors received options to purchase 25,000 shares of Common Stock for their services as directors of the Company pursuant to the 1995 Employee Stock Option Plan, as amended: Messrs. Johnston, Marshall, Gallegos and Cleveland. The exercise price of the options granted to Messrs. Johnston, Marshall and Gallegos is $0.32, the fair market value of a share of Common Stock on April 16, 2001, the date of such grants. The exercise price of the options granted to Mr. Cleveland is $.23, the fair market value of a share of Common Stock on November 7, 2001, the date of such grant.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation program developed by the Compensation Committee has required management to set goals at the beginning of each fiscal year for increasing income before taxes from the previous year in order to evaluate management's performance. Salary increases for each fiscal year have been based upon the Company attaining the earnings performance targets for the preceding fiscal year, unusual achievements, and cost of living. Bonuses, if any, are divided among the executive group after evaluation of each individual's performance, in consultation with senior management. Option grants are similarly based. Because the Chairman of the Board, President and Chief Executive Officer of the Company is a member of the Compensation Committee, he is separately evaluated by Messrs. Marshall and Johnston and the remaining members of the Board of Directors, who take into consideration overall Company performance in attaining established targets for income before taxes and developing and achieving short term and long term goals for the Company's business. In 2001, no bonuses were paid.


                                      Mark D. Johnston
                                      Robert A. Marshall
                                      John Roblin
                                      (Members of the Compensation Committee)

Performance Graph

     Displayed below is a graph which compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from December 31, 1996 through December 31, 2001 on an investment of $100 in (i) the Company's Common Stock, (ii) the Russell 2000 Index (an index of small capitalization companies), (iii) an index of peer companies selected by the Company and used in last year's proxy statement (the "Old Peer Group") and (iv) a new index of peer companies selected by the Company (the "New Peer Group"). Stockholders are advised that historical results are not necessarily indicative of future performance.

     The Company has selected a new peer group index because management believes that the Old Peer Group no longer represents a meaningful comparison for the Company and that the New Peer Group is more comparable to the Company than the Old Peer Group.

                                      COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG COVER-ALL
                                      TECHNOLOGIES INC., THE RUSSELL 2000 INDEX, AN OLD PEER GROUP
                                      AND A NEW PEER GROUP
                                      ----------------------------------------------------------------
                                      12/96      12/97      12/98      12/99      12/00      12/01
Cover-All Technologies Inc.           100.00     262.50     127.08      83.33      17.00      17.33
Russell 2000                          100.00     122.36     119.25     144.60     140.23     143.71
Old Peer Group (1)                    100.00     129.50     123.87     184.58      99.53     136.31
New Peer Group (2)                    100.00      97.63     139.81     207.76     119.63      98.16

------------------
(1) The Old Peer Group consists of Computer Associates International, Inc., Electronic Data Systems Corporation, Tenfold Corp. and Inspire Insurance Solutions, Inc.

(2) The New Peer Group consists of Computer Sciences Corporation, ebix.com Inc., Pegasystems Inc. and Tenfold Corp.

                                    AUDITORS

     Moore Stephens, P.C., Cranford, New Jersey, is the principal accountant selected by the Board of Directors for the fiscal year 2002. A representative of Moore Stephens, P.C. will be present at the Meeting and available to respond to appropriate questions and, in addition, such representative will be given an opportunity to make a statement at the Meeting if the representative desires.

     AUDIT FEES. Fees for the calendar year audit and the reviews of Form 10-Q are $99,500 and fees for other services were $17,500.

                                  ANNUAL REPORT

     All stockholders of record as of April 24, 2002 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 2001 (the "Annual Report") which contains audited financial statements of the Company and complies with all of the disclosure requirements of the Company's 2001 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The Annual Report is deemed to be part of the material for the solicitation of Proxies. If a stockholder has not received a copy of the Annual Report, a copy of the Annual Report may be requested by writing to the Secretary, Cover-All Technologies Inc., 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410.

                              STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal at the Company's 2003 Annual Meeting of Stockholders and seeks to have the proposal included in the Company's Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on January 6, 2003. If a stockholder wishes to present a matter at the 2003 Annual Meeting of Stockholders that is outside of the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company must receive notice of such matter on or before March 22, 2003. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of the Company.

                                  MISCELLANEOUS

     The Company will bear all of the costs of solicitation of proxies. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

     It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                        By Order of the Board of Directors


                                        ANN F. MASSEY
                                        Secretary
Date:  May 6, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COVER-ALL TECHNOLOGIES INC.


     The undersigned, a stockholder of COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), does hereby appoint John Roblin and Ann Massey and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, 1 International Boulevard, Mahwah, New Jersey 07495, on June 20, 2002 at 9:30 a.m., local time, and at any adjournments thereof, all of the shares of the Company's Common Stock that the undersigned would be entitled to vote if personally present.

     The undersigned hereby instructs said proxies or their substitutes:

1. To elect a class of directors consisting of two directors to serve for a term of three years and until their successors shall have been duly elected and qualified:

                    NOMINEES: Earl Gallegos, Mark D. Johnston

     / / Vote FOR the nominees listed         / / WITHHOLD AUTHORITY to vote for
         above                                    the nominees listed above

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided:


2. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting or any adjournments thereof.






                                   (continued, and to be signed on reverse side)

                           (continued from other side)

     THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED "FOR" PROPOSAL 1.



                                        Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.


                                        Dated:                            , 2002
                                             -----------------------------

                                                                          (L.S.)
                                        ---------------------------------

                                                                          (L.S.)
                                        ---------------------------------
                                                   Signature(s)


Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed
Envelope.